                                                                       Exhibit 1


                         AGREEMENT FOR PURCHASE AND SALE



                          DATED AS OF JANUARY 26, 1999


                                 BY AND BETWEEN

                     ENVIRONMENTAL ENERGY PARTNERS I, LTD.,
                     ENVIRONMENTAL ENERGY PARTNERS II, LTD.,
                     ENVIRONMENTAL OPERATING PARTNERS, LTD.,
                       ENVIRONMENTAL HOLDING COMPANY, LLC
                     ENVIRONMENTAL PROCESSING PARTNERS, LTD.
                         ENVIRONMENTAL ENERGY, INC., AND
                          ENVIRONMENTAL OPERATING, INC.
                                   AS SELLERS


                                       AND


                            DAUGHERTY PETROLEUM, INC.
                                    AS BUYER

                            DAUGHERTY RESOURCES, INC.
                             AS ACCOMMODATION PARTY

                                TABLE OF CONTENTS
                                -----------------

Article                                                                Page
-------                                                                ----
I.                Definitions                                           1

II.               Sale and Purchase                                     11

III.              Purchase Price and Payment                            12

IV.               Sellers' Representations                              20

V.                Buyer's Representations                               22

VI.               Access to Information and Inspection                  23

VII.              Title and Other Matters                               25

VIII.             Rights and Consents                                   29

IX.               Covenants of Sellers                                  29

X.                Closing Conditions                                    31

XI.               Closing                                               34

XII.              Effect of Closing                                     36

XIII.             Settlement of Prorations                              39

XIV.              Limitations on Warranties and Remedies                39

XV.               Casualty Loss and Condemnation                        40

XVI.              Default and Remedies                                  41

XVII.             Miscellaneous                                         44




                                    EXHIBITS
                                    --------

A.                Subject Interests

                  Part One - Producing Properties (includes Non-Producing)

                  Part Two - Compressor Station

                  Part Three - Utility Project

                  Part Four - Other Properties

B.                Limited Partnerships



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


C.                Preferential Rights and Consents

D.                Production Payments and Certain Agreements

E.                Litigation and Other Liabilities

                  E-1.              AFE's Outstanding as of Execution

F.                Oil and Gas Assignment

G.                Overproduction and Underproduction

H.                Attorney's Opinions

                  Part One - Sellers' Counsel's Opinion

                  Part Two - Buyer's Counsel's Opinion

I.                Oil and Gas Purchasing and Processing Agreements
                           and Contracts with Affiliates

J.                Form of Escrow Agreement

K.                Form of Voting Trust

L.                Sellers' Allocation Schedule

M.                Example of Acquisition Warrant

N.                Example of Preferred Stock Certificate




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



                         AGREEMENT FOR PURCHASE AND SALE
                         -------------------------------

         THIS AGREEMENT dated as of the 26th day of January, 1999, between ENVIRONMENTAL ENERGY PARTNERS I, LTD., ENVIRONMENTAL ENERGY PARTNERS II, LTD., ENVIRONMENTAL OPERATING PARTNERS, LTD., and ENVIRONMENTAL PROCESSING PARTNERS, LTD., California limited partnerships; ENVIRONMENTAL HOLDING COMPANY, LLC, a California limited liability company; and ENVIRONMENTAL ENERGY, INC., a Delaware corporation, and ENVIRONMENTAL OPERATING, INC., a Tennessee corporation, of 8001 Irvine Center Drive, Suite 1040, Irvine, California 92718 (hereinafter referred to as "Sellers"), on behalf of themselves and in their capacity as managing general partners of the Limited Partnerships above and set forth in Exhibit "B" attached hereto, and DAUGHERTY PETROLEUM, INC., a Kentucky corporation (hereinafter referred to as "Buyer") and DAUGHERTY RESOURCES, INC., both of 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509.

                                   WITNESSETH:

         WHEREAS, Sellers own or manage certain producing and non-producing oil and gas leasehold interests, and manage certain Limited Partnerships (references herein to "Limited Partnerships" shall also include a reference to Environmental Holding Company, LLC, a California limited liability company) which own certain producing and non-producing oil and gas leasehold interests, all of which are situated in certain areas of the Commonwealth of Kentucky, and the States of Tennessee and Louisiana; and

         WHEREAS, Sellers desires to sell and Buyer desires to acquire the interests and related assets owned by Sellers on the terms and conditions hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual covenants and agreement hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         The following terms, as used herein, shall have the following meanings:

         1.1 "Agreement" shall mean this Agreement for Purchase and Sale between Sellers and Buyer.

         1.2 "Assets" shall mean the following described assets and properties (except to the extent constituting Excluded Assets):

                  (a)      the Subject Interests;

                  (b)      the Lands;

                  (c)      the Incidental Rights;

                  (d)      the Claims;

                  (e)      the Royalty Accounts; and

                  (f) all Hydrocarbons produced from or attributable to the Assets with respect to all periods subsequent to the Effective Date, together with all proceeds from or of such Hydrocarbons.

                  (g)      all proceeds from the claims against Bobby Allen.

         1.3 "Assumed Obligations" shall mean: (i) all liabilities and obligations of Sellers with respect to the Royalty Accounts, (ii) all liabilities and obligations of Sellers arising or accruing under or with respect to the Assets after the Effective Date, (iii) ad valorem and property taxes with respect to the Assets for the Calendar Year in which Closing occurs, (iv) all liabilities and obligations of Sellers arising or accruing under or with respect to the Oil and Gas Purchase and Processing Agreements after the Effective Date, and (v) all other liabilities and obligations expressly assumed by Buyer by the terms of this Agreement including but not limited to those set out on Exhibit "E" attached hereto.

         1.4 "Basic Documents" shall mean: all material contracts, agreements, and other legally binding rights and obligations to which the Assets may be subject, or that may relate to the Assets including, without limitation, the Limited Partnership agreements, leases, assignments in the chain of title, overriding royalty assignments, farm-out and farm-in agreements, option agreements, pooling and unitization agreements, operating agreements, production sales and marketing agreements, processing agreements, transportation agreements, production purchase agreements, permits, licenses and orders, including but not limited to those set out on Exhibit "E" attached hereto.

         1.5 "Claims" shall mean: (i) all claims of Sellers against gas purchasers or transporters with respect to the Assets to the extent such claims have not been paid to or settled by Sellers as of the Effective Date, and (ii) all obligations and benefits with respect to oil or gas production or processing imbalances which are to be assumed or received by Buyer, and (iii) all claims against Mr. Bobby Allen including but not limited to the claims made by lawsuit pending in the United States District Court for the Central District of Tennessee at Nashville.

         1.6 "Closing" shall be as defined in Section 11.1.

         1.7 "Closing Date" shall be as defined in Section 11.1.

         1.8 "Defensible Title" shall mean such title to a Subject Interest that, subject to and except for Permitted Encumbrances, (a) entitles Sellers to receive not less than the net revenue interest of Sellers for the well or unit set forth in Exhibit "A" of all oil and gas produced, saved and marketed from or attributable to such well or unit and (b) obligates Sellers to bear the costs and expenses relating to the maintenance, development and operation of such well or unit in an amount not greater than the working interest of Sellers for such well or unit set forth in Exhibit "A", unless

Sellers' net revenue interest therein is proportionately increased, it being understood that the existence of Permitted Encumbrances affecting any property shall not form the basis for a claim that Sellers do not have Defensible Title to such property.

         1.9 "Effective Date" shall mean 12:01 a.m., Eastern Standard Time on the date 35 days after which this Agreement is executed.

         1.10 "Excluded Assets" shall mean the following:

                  (a) All rights, interests, assets and properties of Sellers or of any Limited Partnerships which are expressly excluded from this sale under other provisions of this Agreement;

                  (b) (i) Except to the extent constituting or attributable to Claims, all trade credits, accounts receivable, notes receivable and other receivables attributable to Sellers' interest in the Assets with respect to any period of time prior to the Effective Date, and

                           (ii) except to the extent constituting the Royalty
Accounts, all deposits, cash, checks in process of collection, cash equivalents and funds attributable to Sellers' interest in the Assets with respect to any period of time prior to the Effective Date or which were received by Sellers prior to the Effective Date (except, in the latter case, proceeds of production delivered after the Effective Date);

                  (c) All corporate, financial, tax and legal (other than title) records of Sellers, however, Buyer shall be entitled to receive copies of any financial, tax or legal records which directly relate to any Assumed Obligations;

                  (d) Except to the extent constituting Claims, all claims and causes of action of Sellers (i) arising from acts, omissions or events, or damage to or destruction of property, occurring prior to the Effective Date, or
(ii) with respect to any of the Excluded Assets;

                  (e) Except as otherwise provided in clause (vi) of the definition of Incidental

Rights or in Article XV hereof, all rights, titles, claims and interests of Sellers (i) under any policy or agreement of insurance or indemnity or (ii) to any insurance or condemnation proceeds or awards;

                  (f) All Hydrocarbons produced from or attributable to the Assets with respect to all periods prior to the Effective Date, are owned by Sellers and are in storage, within processing plants, or in pipelines;

                  (g) Claims of Sellers for refund of or loss carry forwards with respect to (i) production, windfall profit, severance, ad valorem or other taxes attributable to any period prior to the Effective Date, (ii) income or franchise taxes, or (iii) any taxes attributable to the Excluded Assets;

                  (h) All amounts due or payable to Sellers as adjustments or refunds under any contracts or agreements respecting periods prior to the Effective Date, other than Claims;

                  (i) All amounts due or payable to Sellers as adjustments to insurance premiums related to the Assets with respect to any period prior to the Effective Date;

                  (j) Except to the extent included in the Claims, all proceeds, benefits, income or revenues accruing (any security or other deposits made) with respect to (i) the Assets prior to the Effective Date or (ii) any Excluded Assets;

                  (k) Any logo, service mark, copyright, trade name or trademark associated with Sellers or any business of Sellers;

                  (l) All files, information and data expressly excluded from the definition of Incidental Rights;

                  (m) To the extent and only to the extent that such rights are divisible, the rights to use the surface and subsurface of any of the lands for access to those leases and contractual rights or portions of leases and contractual rights which are expressly excluded from Exhibit "A" or to other properties of Sellers or the Limited Partnerships whose assets are not covered by this Agreement, including, without limitation, the right to construct, maintain, repair, replace, remove, use and operate rights and facilities, production facilities, roads, pipe lines, tank batteries and other facilities for exploration, drilling, operating, producing, treating, transporting and removing oil and gas, and the rights to drill through depths and formations included within the Assets and to install, maintain, repair, replace, remove, use and operate therein production facilities in connection with and exploration operations, reworking operations, and production operations (including, without limitations, recycling, water flooding or other pressure maintenance operations) relating to oil and gas in those depths; provided, that the exercise of such rights will not materially interfere with Buyer's operations of the Assets.

         1.11 "GAAP" shall mean generally accepted accounting principles, consistently applied.

         1.12 "Hydrocarbons" shall mean crude oil, natural gas, casinghead gas, condensate, sulfur, natural gas liquids and other liquid or gaseous hydrocarbons (including C02), and shall also refer to all other mineral of every kind and character which may be covered by or included in the Subject Interests.

         1.13 "Incidental Rights" shall mean all right, title and interest of Sellers and the Limited Partnerships in and to or derived from the following insofar as the same are attributable to the Subject Interest: (i) all unitization, communion and pooling designations, declarations, agreements and orders covering Hydrocarbons in or under the lands or any portion thereof and the units and pooled or communitized areas created thereby; (ii) all easements, rights-of-way, surface leases, permits, licenses, servitudes or other interests;
(iii) all equipment and other personal Property, fixtures and improvements situated upon the Lands and used or held for use in connection with the



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


exploration, development or operation of the Subject Interests or Lands or the production, treatment, storage, compression, processing or transportation of Hydrocarbons from or in the Subject Interests; (iv) all Hydrocarbon sales, purchase, exchange and processing contracts and agreements, farm-out or farm-in agreements, joint operating agreements and all other contracts and agreements insofar as the same affect or relate to the Subject Interests or Lands or any part thereof; (v) all lease files, land files, well files, gas and oil sales contract files, gas processing files, division order files, abstracts, title opinions, files and records, information and data (including engineering, geological and geophysical data), and all rights thereto, of Sellers and the Limited Partnerships insofar as the same are directly related to and necessary to the realization of value by Buyer of any of the Subject Interests or lands and to the extent the transfer thereof is not prohibited by existing contractual obligations with third parties; and (vi) to the extent transferable and subject to Article XV hereof, all interest of Sellers in and to all claims and causes of action which Sellers or the Limited Partnerships may have against insurance companies and others by reason of injury or damage to or destruction or loss of all or any part of the Assets by reason of events occurring subsequent to the Effective Date.

         1.14 "Limited Partnerships" shall mean those limited partnerships set forth on Exhibit "B" owned, managed or operated by Sellers. The term shall also include Environmental Holding Company, LLC, a California limited liability company, also listed on Exhibit "B".

         1.15 "Lands" shall mean, except to the extent constituting Excluded Assets, each and every kind and character of right, title, claim or interest which Sellers and the Limited Partnerships have in and to the lands covered by the Subject Interests.

         1.16 "Non-Producing Properties" shall mean those Subject Interests which are not Producing Properties.


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



         1.17 "Oil and Gas Purchase and Processing Agreements" shall mean all existing contracts and agreements between Sellers and/or the Limited Partnerships on the one hand and those parties set forth on Exhibit "I" on the other hand which relate to the purchasing of Hydrocarbons by said parties.

         1.18 "Permitted Encumbrances" shall mean any of the following matters:

                  (a) the terms, conditions, restrictions, exceptions, reservations, limitations and other matters contained in the agreements, instruments and documents which create in or reserve to Sellers in their interests in any of the Assets provided they do not operate to reduce the net revenue interest, nor increase the working interest, of Sellers in their Subject Interests as reflected in Exhibit "A" hereto;

                  (b) Any (i) undetermined or inchoate liens or charges constituting or securing the payment of expenses which were incurred incidental to maintenance, development, production, or operation of the Assets for the purpose of developing, producing or processing Hydrocarbons therefrom or therein and (ii) materialman's, mechanics', repairman's, employees', contractors', operators' or other similar liens or charges for liquidated amounts arising in the ordinary course of business (aa) which Sellers or the Limited Partnerships have agreed to assume or pay pursuant to the terms hereof, (bb) for which Sellers or the Limited Partnerships are responsible for paying or releasing at Closing or (cc) for which Buyer has agreed to assume or pay pursuant to the terms hereof;

                  (c) Any liens for taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business and have been disclosed to Buyer in Exhibit "E" hereto;

                  (d) Any liens or security interests created by law or reserved in oil and gas leases for royalty, bonus or rental or for compliance with the terms of the Subject Interests;

                  (e) Any obligations or duties affecting the Assets to any municipality or public authority with respect to any franchise, grant, license or permit, and all applicable laws, rules and order of governmental authority;

                  (f) (i) Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, hunting, fishing, logging, canals, ditches, reservoirs, or the like, or (ii) easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other similar rights-of-way, on or over, or in respect of property owned or leased by Sellers or over which Sellers owns rights-of-way, easements, permits, or licenses to the extent such matters, individually or in the aggregate, do not interfere materially with oil and gas operations on the Subject Interests;

                  (g) All production payments, mortgages, liens and pledges in favor of lenders or other parties set forth in Exhibit "D" attached hereto;

                  (h) All lessors' royalties, overriding royalties, net profits interests, carried interests, reversionary interests and other burdens if the net cumulative effect of such burdens does not operate to reduce the net revenue interest of Sellers and the Limited Partnerships in any of the Subject Interests as reflected in Exhibit "A" hereto;

                  (i) Preferential rights to purchase and required third party consents to assignments and similar agreements with respect to which waivers or consents are obtained from the appropriate parties with respect to the sale contemplated hereunder, or the appropriate time period for asserting such rights has expired without an exercise of such rights with respect to such sale;

                  (j) All rights to consent by, required notice to, with, or other actions by


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


governmental entities in connection with the sale or conveyance of oil and gas leases or interest therein if the same are customarily obtained contemporaneously with or subsequent to such sale or conveyance;

                  (k) Production sales contracts, division orders, contracts for sale, purchase, exchange, refining, or processing of Hydrocarbons, unitization and pooling designations, declarations, orders and agreements, operating agreements, agreements of development, area of mutual interest agreements, gas balancing or deferred production agreements, processing agreements, plant agreements, pipelines, gathering and importation agreements, injection, repressuring and recycling agreements, carbon dioxide purchase or sale agreements, saltwater or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the oil, gas, sulfur and other mineral exploration, development or extraction business or in the business of processing of gas and gas condensate production for the extraction of products therefrom;

                  (l) Any encumbrance, title defect or matter (whether or not constituting a Title Defect) waived or deemed waived by Buyer pursuant to
Section 7.2 hereof;

                  (m) Any agreement, contract, lease, instrument, permit, amendment or extension entered into by Sellers in accordance with Article 17.5 hereof; and

                  (n) The Oil and Gas Purchase and Processing Agreements.

         1.19 "Producing Properties" shall mean those Subject Interests which are identified and set forth in Part One of Exhibit "A" hereto.

         1.20 "Purchase Price" shall be defined in Section 3. 1.

         1.21 "Reserve Valuation" shall mean the reserve report pursuant to the terms of Section 3.1.

         1.22 "Royalty Accounts" shall mean those separately identifiable accounts of Sellers and the Limited Partnerships or any third party operator in which Sellers and the Limited Partnerships or any third party operator is holding as of the Effective Date monies which (i) are owing to third party owners of royalty, overriding royalty, working or other interests in respect of past production of Hydrocarbons attributable to the Assets or (ii) may be subject to refund by royalty owners or other third parties to purchasers of past production of Hydrocarbons attributable to the Assets.

         1.23 "Subject Interests" shall mean, except to the extent constituting Excluded Assets, all interests presently shown to be owned by Sellers and the Limited Partnerships by instruments recorded in the Counties set forth in Exhibit "A" or in the official records of any agency of the States set forth in Exhibit "A" or which Sellers and/or the Limited Partnerships are entitled to receive by reason of any participation, joint venture, farm-in or other agreement, in and to the oil, gas and/or mineral leases, permits, licenses, concessions, leasehold estates, fee, royalty and overriding royalty interests; and the compressor station and utility projects described in Exhibit "A" attached hereto.

         1.24 "Title Defect" shall be as defined in Section 7.3.

         1.25 "Voting Trust" shall mean the voting trust agreement, described in
Section 3.1(f) and in the form of Exhibit "K" attached hereto, to be delivered at closing.

         1.26 "Unwind Date" shall mean the date 60 days subsequent to the Closing Date.

                                   ARTICLE II

                                SALE AND PURCHASE
                                -----------------

         Subject to the terms and conditions of this Agreement and the Permitted Encumbrances, Sellers agree to sell and convey to Buyer and Buyer agrees to purchase and pay for the Assets.

                                   ARTLCLE III

                           PURCHASE PRICE AND PAYMENT
                           --------------------------

         3.1 PURCHASE PRICE. Subject to the terms and conditions of this Agreement, in reliance of the representations, warranties, and agreements of the Sellers contained herein, at the closing, the Sellers shall sell, assign, transfer, and deliver to the Buyer and the Buyer shall purchase the Assets free and clear of all liens, pledges, claims, options, charges, security interest, or other encumbrances, for the following consideration:

                  (a) Daugherty Resources, Inc., a publicly traded, NASDAQ listed corporation (Symbol: NGASF) (hereafter "Daugherty") will, at closing, issue to the Sellers, pursuant to the Allocation Schedule determined exclusively by the Sellers, Exhibit L hereto, One Million Twenty- Four Thousand Nine Hundred Twenty-Four (1,024,924) Shares of Limited Series Non-Cumulative, Non-Voting Preferred Stock, such Daugherty Preferred Stock hereinafter referred to as the "Purchase Price", upon the following terms and conditions:

                           (1) The Preferred Stock may be converted into shares of Common Stock in Daugherty Resources, Inc. by the Sellers or any subsequent assignee at any time within two (2) years of its issue on a share for share basis;

                           (2) The Preferred Stock may be converted into shares of Common Stock of Daugherty Resources, Inc., by the Buyer at any time within two (2) years of its issue on a share for share basis, if the following conditions are met:

                                    (a.) The last sales price of the Common
                                    Stock equals or exceeds Ten Dollars ($10.00) for at least 20 consecutive trading days; and

                                    (b.) Notice of conversion is given to the shareholder no sooner than ten (10) days after the 20th consecutive trading day above;


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


                           (3) Any Preferred Stock not converted by the Sellers or the Buyer before the second anniversary of its issue, shall be converted by Daugherty Resources, Inc. into shares of Common Stock on a share for share basis on the second anniversary of its issue;

                           (4) Any Preferred Stock that is converted pursuant to subparagraph 3 above, shall receive a Conversion Bonus of Common Stock equal to 12% of the number of Preferred Shares which remain unconverted on the second anniversary date;

                           (5) Any Preferred Stock that is converted pursuant to subparagraph 2 above, shall receive a Conversion Bonus of Common Stock equal to one half of one percent per month of the number of Preferred Shares which are converted, times the number of months from issuance of the Preferred Stock to the date of conversion;

                           (6) The Preferred Stock and the Common Stock to which it is converted shall be restricted as to resale. Daugherty's transfer agent will be notified of this restriction on the Daugherty Stock and the certificates representing Daugherty Stock will bear the following restrictive legend:

                           "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities act of any state in the United States of America and may not be directly or indirectly offered, sold, gifted, pledged, hypothecated, transferred, assigned or otherwise dealt with or disposed of unless either (i) registered under the applicable securities laws or
                           (ii) in the written opinion of Daugherty Resources, lnc.'s United States legal counsel, an exemption from registration is available."

                  (b) Daugherty Resources, Inc. will, at closing, issue One Hundred Seventy Thousand Eight Hundred Twenty-One (170,821) Units of Acquisition Warrants to the Sellers, pursuant to the Allocation Schedule, Exhibit L hereto.. Each Unit shall consist of two (2) Series

A Acquisition Warrants, one (1) Series B Acquisition Warrant, one (1) Series C Acquisition Warrant, one (1) Series D Acquisition Warrant, one (1) Series E Acquisition Warrant, one (1) Series F Acquisition Warrant, and one (1) Series G Acquisition Warrant with the following features:

                           (1) Each Series A Acquisition Warrant entitles the holders to purchase one (1) share of Common Stock of Daugherty Resources, Inc. at a price of $1.75 per share at any time commencing with the closing of the acquisition and ending five (5) years later, at which time the Series A Acquisition Warrants shall expire;

                           (2) Each Series B Acquisition Warrant entitles the holders to purchase one (1) share of Common Stock of Daugherty Resources, Inc. at a price of $2.00 per share at any time commencing with the closing of the acquisition and ending five (5) years later, at which time the Series B Acquisition Warrants shall expire;

                           (3) Each Series C Acquisition Warrant entitles the holders to purchase one (1) share of Common Stock of Daugherty Resources, Inc. at a price of $2.50 per share at any time commencing with the closing of the acquisition and ending five (5) years later, at which time the Series C Acquisition Warrants shall expire;

                           (4) Each Series D Acquisition Warrant entitles the holders to purchase one (1) share of Common Stock of Daugherty Resources, Inc. at a price of $3.00 per share at any time commencing with the closing of the acquisition and ending five

                           (5) years later, at which time the Series D
                           Acquisition Warrants shall expire; (5) Each Series E Acquisition Warrant entitles the holders to purchase one (1) share of Common Stock of Daugherty Resources, Inc. at a price of $3.50 per share at any time commencing with the closing of the acquisition and ending five (5) years later, at which time the Series E Acquisition Warrants shall expire;

                           (6) Each Series F Acquisition Warrant entitles the holders to purchase one (1) share of Common Stock of Daugherty Resources, Inc. at a price of $4.00 per share at any time commencing with the closing of the acquisition and ending five (5) years later, at which time the Series F Acquisition Warrants shall expire;

                           (7) Each Series G Acquisition Warrant entitles the holders to purchase one (1) share of Common Stock of Daugherty Resources, Inc. at a price of $4.50 per share at any time commencing with the closing of the acquisition and ending five (5) years later, at which time the Series G Acquisition Warrants shall expire;

                           (8) Notwithstanding the foregoing, with regard to all Acquisition Warrants, Series A, B, C, D, E, F, and G, the strike or exercise price shall be reduced to $1.00, while and only while, the Company's Common Stock becomes and remains de-listed from the NASDAQ SmallCap Stock Market. In other words, at all times the Common Stock is listed on the NASDAQ SmallCap Stock Market, the prices for the Series A, B, C, D, E, F, and G Acquisition Warrants remain unchanged.

                           (9) Each Series of Acquisition Warrants is redeemable by Daugherty

                           Resources, Inc., as an entire series, at a price of $.05 per Acquisition Warrant, at the option of Daugherty Resources, Inc., if the following conditions are met:

                                    (a.) The last sales price of the Common
                                    Stock equals or exceeds 200% of the exercise price of the Series of Acquisition Warrants being redeemed for 20 consecutive trading days;

                                    (b.) Notice of redemption is given to the Warrantholder no sooner than one day after, and no later than ten days after the 20th consecutive trading day as defined above;

                                            (1.) The notice of redemption must
                                            give a minimum of 90 days notice to
                                            the Warrantholder; and

                                            (2.) The Warrantholder shall have
                                            the right to exercise the Warrant
                                            until the close of business of the
                                            date fixed for redemption in the
                                            notice specified above.

                  (c) While Daugherty Resources, Inc. is not required to register the Preferred Stock or Common Stock to which it is to be converted; or any of the Series of Acquisition Warrants to be granted hereby; in the event that Daugherty Resources, Inc. files a stock registration statement during the period when the Stock is restricted, the holders of the restricted Stock will have "piggyback" rights to participate in the registration, subject to the following terms and conditions:

                           (1) If at any time, during the period when the Stock is restricted, Daugherty Resources, Inc. files for registration of its Common Stock or Preferred Stock under the Securities Act of 1933 (the "Act"), in connection with the public offering of such securities solely for cash on a form that would also permit the registration of the restricted Stock, Daugherty Resources, Inc. will use its best efforts to cause to be registered all, subject to the provisions of Section 3.1(c)(2) and (3) below, of the restricted Stock;

                           (2) Whenever required under this Section 3.1(c) to use its best efforts to effect the registration of any restricted Stock, Daugherty Resources, Inc. will, as expeditiously as reasonably possible:

                                    (a.) Prepare and file with the Securities and Exchange Commission ("SEC") a registration statement with respect to such restricted Stock and use its best efforts to cause such registration statement to become effective and remain effective; provided, however, that in connection with any proposed registration intended to permit an offering of any securities from time to time (i.e., a so-called "shelf registration"), Daugherty Resources, Inc. shall in no event be obligated to cause any such registration to remain effective for more than one hundred eighty (180) days;

                                    (b.) Prepare and file with the SEC such
                                    amendments and supplements to such
                                    registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

                                    (c.) Furnish to the holders of the
                                    restricted Stock such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Stock owned by them;

                                    (d.) Use its best efforts to register and qualify the securities covered by the registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that Daugherty Resources, Inc. shall not be required in connection herewith or as a condition hereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that if any jurisdiction in which the securities will be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by the selling shareholders pro rata, to the extent required by such jurisdiction;

                           (3) In connection with any offering involving an underwriting of shares being issued by Daugherty Resources, Inc., Daugherty shall not be required to include any of the restricted Stockholders' Stock in such underwriting unless they accept the terms of the underwriting as agreed upon between Daugherty Resources, Inc. and the underwriters selected by it, and then only in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering by Daugherty Resources, Inc. If the total amount of restricted Stock to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, Daugherty Resources, Inc. shall only be required to include in the offering so many of the securities of the restricted Stockholders as the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling restricted Stockholders according to the total amount of securities owned by said selling restricted Stockholders, or in such other proportions as shall mutually be agreed to by such selling restricted Stockholders), provided that no such reduction shall be made with respect to any securities offered by Daugherty Resources, Inc.

                  (d) Daugherty Resources, Inc. will list all Preferred Stock, Common Stock, Warrants and Options as "additional shares" with NASDAQ. Copies of the forms of the Acquisition Warrant and Preferred Stock certificates are attached hereto as Exhibits "M" and "N", respectively.

                  (e) All Preferred Stock, Common Stock, Each Series of Acquisition Warrants and Options shall be subject to adjustments in certain circumstances, such as stock splits, reverse stock splits and shall receive all stock dividends, if any, of Daugherty Resources' Common Stock.

                  (f) All Preferred Stock, Common Stock, and Warrants issued pursuant to this section shall be subject to a Voting Trust, in the form of Exhibit "K" attached hereto, until such Preferred Stock, Common Stock, and Warrants are distributed to the Limited Partnerships Participants whose assets are acquired pursuant to this Agreement.

                  (g) Notwithstanding any provision of this Agreement, if Sellers fail to receive an opinion of Sellers' counsel on security law matters satisfactory to Sellers, this Agreement shall be terminated by notice of either of the parties and the parties agree to execute any and all documents to accomplish said termination.

         3.2 Sellers shall be permitted to conduct due diligence with respect to Daugherty and any of its subsidiaries and affiliates, upon execution of this Agreement. Buyer agrees that it will provide Sellers with copies of the documents it obtains with respect to such parties and with any reports prepared by its underwriter or its accountants, attorneys, or other experts engaged to conduct such due diligence. The parties hereby acknowledge and agree that if, based upon such due diligence, Sellers encounter germane information about Daugherty or any of its subsidiaries and affiliates that, in good faith, substantially or materially impairs the value of the stock to be issued to Sellers or expose Sellers to additional liability that was not contemplated by Sellers, then Sellers may, not later than ten (10) days prior to Closing, inform Buyer in writing and thereby terminate the agreement to sell the Assets. By such termination, the parties shall be relieved of any and all obligations to consummate the transaction as contemplated herein.

                                   ARTICLE IV

                            SELLER'S REPRESENTATIONS
                            ------------------------

         4.1 SELLERS' REPRESENTATIONS. Sellers represent to Buyer as of the date hereof that:

                  (a) Seller, Environmental Energy, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller, Environmental Operating, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee.

                  (b) The Limited Partnerships are partnerships (and Environmental Holding Company, LLC, a California limited liability company is) duly organized, validly existing and in good standing under the laws of the State of California.

                  (c) Sellers have all requisite power and authority to carry on its business as presently conducted, to conduct the affairs of the Limited Partnerships, to enter into this Agreement and the other documents and agreements contemplated hereby, and to perform its obligations under this Agreement and the other documents and agreements contemplated hereby. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of its articles, by-laws or governing documents, the Limited Partnership Agreements, or any material agreement or instrument to which it is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to Sellers and the Limited Partnerships;

                  (d) The execution, delivery and performance of this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action on the part of Sellers and by the unanimous consent of the Limited partners of the Limited Partnerships.

                  (e) This Agreement constitutes, and all documents and instruments required hereunder to be executed and delivered by Sellers at Closing constitute, legal, valid and binding obligations of Sellers in accordance with their respective terms, subject to applicable bankruptcy and other similar laws of general application with respect to creditors;

                  (f) There are no bankruptcy, reorganization or arrangement proceedings pending or being contemplated by, or to the knowledge of the officers and directors of Sellers, threatened against Sellers or the Limited Partnerships;

                  (g) No broker or finder has acted for or on behalf of Sellers or the Limited Partnerships in connection with this Agreement or the transactions contemplated by this Agreement, and no broker or finder is entitled to any brokerage or finders fee or commission in respect thereof based in any way on agreements, arrangement or understandings made by or on behalf of Sellers or the Limited Partnerships;

                  (h) Except as shown on Exhibit "E" hereto, there is no demand or suit, action or other proceeding pending or to Sellers' knowledge threatened before any court or governmental agency which might result in an impairment or loss of title to any part of the Assets or the value thereof or which might hinder or impede the operation of the Producing Properties; and

                  (i) Except as shown on Exhibit "E", Sellers and the Limited Partnerships have not violated, and there are no alleged violations by Sellers and the Limited Partnerships of, any applicable rules, regulations or orders of any governmental agency having jurisdiction over the Assets which would affect the value of the Assets or their operations.

                  (j) Notwithstanding the listing of items in Exhibit E, with reference to that certain lawsuit styled, Securities and Exchange Commission v. Environmental Energy, Inc., Environmental Operating, Inc., et. al., Case # 98-6060, pending in the United States District Court for the Central District of California, Western Division, Sellers expressly warrant and represent that nothing plead or claimed in that lawsuit will impair, hinder or impede the conveyance of title to any part of the Assets or the value thereof or which might hinder or impede the operation of the Producing Properties;

                  (k) The Subject Interests include all properties shown on Exhibit "A" and do not include any properties which are not described in Exhibit "A". If the Subject Interests do not include a property shown on Exhibit "A", that circumstance shall constitute a Title Defect with respect to the property affected thereby;

                  (l) Other than wells identified on Exhibit "A" as non-producing or shut-in (i) to the best of Sellers' knowledge, no wells included in the Subject Interests were shut-in as of the date hereofand (ii) to the best of Sellers' knowledge, no other wells included in the Subject Interests were shut-in as of the date hereof. All wells shown on Exhibit "A" to be producing or temporarily abandoned were producing or capable of production, respectively, as of the Effective Date. If the Subject Interests include a well shown to be producing or temporarily abandoned on Exhibit "A" which as of the Effective Date required, in accordance with sound oil field practice or pursuant to orders of a governmental authority, or for which AFE's have been issued for permanent plugging and abandonment, that circumstance shall constitute a Title Defect with respect to the well affected thereby; and

                  (m) Sellers have no knowledge of any physical change in the Subject Interests (other than in consequence of operations and production in the ordinary course) as of the date hereof which has an adverse effect on the value, use or operation of the Subject Interests.

                                    ARTICLE V

                             BUYER'S REPRESENTATIONS
                             -----------------------

         5.1 BUYER'S REPRESENTATIONS. Buyer represents to Sellers as of the date hereof that:

                  (a) It is a corporation duly organized, validly existing under the laws of the Commonwealth of Kentucky, and Buyer is duly qualified to carry on its business in the Commonwealth of Kentucky;

                  (b) It has all requisite power and authority to carry on its business as presently conducted, to enter this Agreement and the other documents and agreements contemplated hereby, to purchase the Assets on the terms described in this Agreement, and to perform its other obligations under this Agreement and the other documents and agreements contemplated hereby. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of Buyer's charter, by-laws or governing documents, or any material agreement or instrument to which Buyer is a party or by which it is bound, or any judgment, decree, order statute, rule or regulations applicable to Buyer;

                  (c) The execution, delivery and performance of this Agreement and the transactions contemplated hereunder have been duly authorized by all requisite corporate action on the party of Buyer;

                  (d) This Agreement constitutes, and all documents and instruments required hereunder to be executed and delivered by Buyer at Closing will constitute, legal, valid an binding obligations of Buyer in accordance with their respective terms, subject to bankruptcy an other laws of general application with respect to creditors;

                  (e) There are no bankruptcy, reorganization or arrangement proceeding pending, being contemplated by, or to the actual knowledge of the officers of Buyer, threaten against Buyer.

                  (f) No broker or finder has acted for or on behalf of Buyer in connection with this Agreement or the transactions contemplated by this Agreement, and no broker or finder entitled to any brokerage or finder's fee in respect thereof based in any way on agreements arrangements or understandings made by or on behalf of Buyer.


                                   ARTICLE VI

                      ACCESS TO INFORMATION AND INSPECTION
                      ------------------------------------

         6.1 TITLE FILES. Promptly after the execution of this Agreement, until the Closing Date, Sellers shall permit Buyer and its representatives at reasonable times during normal business hours to examine, in Sellers' offices, all abstracts of title, title opinions, title files, ownership maps, lease files, assignments, division orders, check vouchers, payout statements and agreements pertaining to the Assets insofar as the same may now be in existence and in the possession of Sellers.

         6.2 OTHER FILES. Prior to Closing, Sellers shall make available to Buyer for inspection by Buyer, at reasonable times during normal business hours at their actual location, all geological, geophysical, production and engineering books, records and data in possession of Sellers which are directly related to the Assets, except such records or data which Sellers is prevented by contractual obligations with third parties from disclosing.

         6.3 CONFIDENTIALITY AGREEMENT. All such information made available to Buyer shall be maintained confidential by Buyer as provided in that certain Confidentiality Agreement dated January 9, 1997, between Seller, Environmental Energy, Inc., and Buyer, the terms of which are incorporated herein by reference and made a part of this Agreement. Buyer and Sellers shall further take whatever reasonable steps may be necessary to ensure that Buyer's and Sellers' respective employees, consultants and agents comply with the provisions of this Article VI and the provisions of said Confidentiality Agreement.

         6.4 GEOPHYSICAL DATA. For purposes of this Article VI, seismic and geophysical records and data shall include (to the extent in existence and in the possession of Sellers) basic field seismic tapes, observer's logs, surveyor's notes, base maps showing shot point locations and interpretations and other information necessary to allow reprocessing thereof, subject to the limitations in Section 6.2.

         6.5 INSPECTIONS. Promptly after the execution of this Agreement, Sellers, subject to third party operator approval, (if required) shall permit Buyer and its representatives at reasonable times and at their sole risk, cost and expense, to conduct reasonable inspections of the Assets.

         6.6 LIMITED PARTNERSHIP INFORMATION. Prior to Closing, Sellers shall make available to Buyer for inspection by Buyer, at reasonable times during normal business hours at their actual location, copies of all Limited Partnership Agreements and Offering Memoranda related thereto.

                                   ARTICLE VII

                             TITLE AND OTHER MATTERS
                             -----------------------

           7.1 WARRANTY AND REPRESENTATIONS. Sellers shall convey Sellers' interests and the Limited Partnerships' interests in and to the Assets to Buyer subject to the Permitted Encumbrances and with a special warranty of title, as provided in the form of Assignment, Bill of Sale and Conveyance attached as Exhibit "F" hereto. Buyer's obligations hereunder are contingent upon Sellers selling all of the Assets inclusive of all of the Assets owned by the Limited Partnerships and Buyer shall have no obligation to buy any portion of the Assets unless all of the Assets are sold. The provisions of this section shall survive the termination of this Agreement and the Closing.

         7.2 BUYER'S TITLE REVIEW.

                  (a) Upon execution by both parties hereto of this Agreement, Buyer may at Buyer's sole cost and expense commence examination of title to the Assets. Sellers shall fully cooperate with Buyer and shall provide Buyer all documents, records and material in Sellers' possession and all assistance reasonably necessary to assist Buyer in determining the validly of the title in and to the Subject Interests to be conveyed to Buyer at Closing. Immediately upon completion of Buyer's title review (either in whole or in part at Buyer's option), Buyer shall notify Sellers of any Title Defects associated with such property in accordance with Section 7.3 below. Buyer will conclude Buyer's title review and give notice to Sellers of asserted Title Defects in the Subject Interests not later than March 1, 1999. Failure by Buyer to assert a Title Defect within the time provided for shall be deemed an election by Buyer to waive such Title Defect and to accept and pay for the Subject Interests affected by such uncured Title Defect and such uncured Title Defect shall thereupon be deemed a Permitted Encumbrance. To be effective, Buyer's written notice of a Title Defect must include (i) a brief description of the matter constituting the asserted Title Defect and a proposed adjustment amount and (ii) supporting documents reasonably necessary for Sellers (or a title attorney or examiner hired by Seller) to verify the existence of such documents is unreasonably expensive or otherwise impracticable, Buyer may in lieu thereof make its personnel available to Sellers to review Buyer's grounds for asserting (and its calculation of the amount of) a Title Defect.

                  (b) Upon receipt of the notice set forth under Section 7.2(a) Seller shall until the Closing Date have the right but not the obligation to cure all or any portion of asserted Title Defects at Sellers' expense.

         7.3 TITLE DEFECTS. For the purpose of this Agreement, a portion of the Subject Interests shall be deemed to have a "Title Defect" if any one or more of the following statements is untrue in any material respect with respect to such portion of the Subject Interests as of the Effective Date.

                  (i) Sellers or the Limited Partnerships have Defensible Title thereto.

                  (ii) All royalties, rentals, shut-in gas payments and other Payments due with respect to such portion of the Subject Interests have been properly and timely paid, except for payments held in suspense for title or other reasons which are customary in the industry and which will not result in grounds for cancellation of Sellers' rights in such portion of the Subject Interests.

                  (iii) (1) Except as set forth in any of the Exhibits hereto, neither of the Sellers nor, to the best of Sellers' knowledge, any other party to the Basic Documents (i) is in breach of default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any of its material obligations thereunder or (ii) has given or threatened to give notice of any (aa) default under, (bb) inquiry into any possible default under, or (cc) action to alter, terminate, rescind or procure a judicial reformation of, any Basic Document or any provisions thereof.

                           (2) Except as set forth in Exhibit "E", (i) all
operations (including, without limitation, the exploration and development of all leases, the drilling, completion and production of all wells thereon, the installation, maintenance and operation of the gathering systems and pipelines and the marketing of all production therefrom) relating to the assets have in all material respects been conducted in compliance with, and (ii) all items of tangible personal property and fixtures constituting part of the Assets, substantially conform with: all applicable judgments, decrees, orders, statutes, ordinances, rules, regulations or permits of all courts and all governmental agencies and authorities having jurisdiction over Sellers or the Assets, including, but not limited to, the Natural Gas Act of 1938 (the "NGA") and the Natural Gas Policy Act of 1978 (the "NGPA") and all laws, regulations and ordinances relating to environmental protection and health safety. Except as specifically described in Exhibit "E", no production from the Leases prior to the Effective Date was in excess of allowable production quotas allowed or permitted by any governmental body having jurisdiction thereover so as to subject any production from the Assets as of or after the Effective Date to restrictions or penalties.

                           (3) Except as set forth in Exhibit "G", with respect
to marketing arrangements relating to the Leases, (i) Sellers have not received, as of the Effective Date, any advance, "take-or-pay", or other similar payments under production sales contracts that entitle any purchasers to "make-up" or other-wise receive deliveries of Hydrocarbons at any time after the Closing Date without paying at such time the full contract (or market) price therefor, (ii) Sellers have not received prior to the Effective Date payments for production which are currently subject to refund, (iii) Sellers have not received as of the date hereof any notice from any purchaser of gas production indicating any intent to exercise, or the exercise of, any "market-out" "FERC-out," price renegotiation or other option available to the purchaser thereunder, to alter pricing, delivery, or other material provisions thereof, or to contest or dishonor any "take-or-pay" or other material provisions thereof, (iv) to the best of Sellers' knowledge, Sellers, and Sellers' predecessors in title, have filed with the appropriate state and federal agencies all necessary rate and collection fillings, all necessary applications for well determinations and all necessary certificate applications or amendments thereto, and have given all necessary rate and collection notices to purchasers of

Sellers' production, with respect to the Assets under the NGA, the NGPA, and the rules and regulations of the Federal Energy Regulatory Commission ("FERC") thereunder; and except as set forth in Exhibit "E" hereto, Sellers have received notice that each such application has been approved by the appropriate state or federal agency, and (v) Sellers have (aa) filed with the appropriate state or federal agencies all necessary applications for authorization, applications for rate approval, and reports with respect to the constructions and operation of any pipeline or gathering system in which an interest is to be conveyed hereunder ("Pipeline System"), and any transportation services performed using any such Pipeline System, and (bb) received any necessary regulatory authorization or approval for such construction, operation, and transportation and any rates charged in conjunction with such transportation.

                  (iv) There is no lien, charge, encumbrance, irregularity, defect or objection (other than a Permitted Encumbrance) against, in or to Sellers' title thereto or right or interest therein, and no fact or circumstance relative thereto exists of such significance that a reasonable and prudent person engaged in the business of the ownership, development and operation of oil and gas properties with knowledge of all the facts and appreciation of their legal significance would be unwilling to accept and pay for the Subject Interests or portion thereof which is affected thereby.

         Notwithstanding anything hereinabove to the contrary, any remaining uncured "Title Defects" existing on the Closing Date shall be deemed Permitted Encumbrances.

                                  ARTICLE VIII

                               RIGHTS AND CONSENTS
                               -------------------

         8.1 CONSENTS AND ELECTIONS. All agreements affecting the Subject Interests containing consents to the sale and assignments of the Assets to be conveyed at Closing and that must be complied with prior to the assignment of the Subject Interests to Buyer are set forth in

Exhibit "C" hereto.

                                   ARTICLE IX

                              COVENANTS OF SELLERS
                              --------------------

         9.1 COVENANTS OF SELLERS PENDING CLOSING. From and after the date of execution of this Agreement and until the Closing, except as otherwise consented to by Buyer in writing and the constraints of applicable operating and other agreements, Sellers shall:

                  (a) Continue to operate the Assets owned or managed by it for the account of Buyer only in the ordinary course of business, as a reasonable and prudent operator, in accordance with all applicable laws, rules and regulations;

                  (b) Maintain in full force and effect all policies of insurance covering the Assets now maintained by Sellers;

                  (c) Use reasonable efforts to preserve in full force and effect all material leases, operating agreements, easements, rights-of-way, permits, licenses, contracts and other material agreements included in the Incidental Rights which relate to the Assets in which it owns an interest and perform all material obligations of Sellers in or under any such agreement relating to such Assets;

                  (d) Use reasonable efforts to maintain its relationships with suppliers, customers and others having material business relations with Sellers with respect to the Assets so that they will be preserved for Buyer on and after the Closing Date;

                  (e) Not enter into any agreement granting any preferential right to purchase any of the Assets or requiring the consent of any person to the transfer and assignment of any of the Assets hereunder, except in connection with the performance by Sellers of an obligation or agreement existing on the date hereof or pursuant to this Agreement;

                  (f) Not dedicate, sell, farm out, encumber or dispose of any Assets without Buyer's written consent except sales of oil and gas production in the ordinary course of business;

                  (g) To the extent permissible under applicable contracts or with the waiver from the relevant parties, advise Buyer of the occurrence of any material joint operations meetings or similar meetings having as their subject joint operations with respect to any of the Subject Interests and Seller shall permit Buyer to attend such meetings;

                  (h) Not voluntarily relinquish its position as manager or operator with respect to any Subject Interests;

                  (i) Without Buyer's prior written consent, not enter into any material gas or crude oil sales contracts or material supply contracts with respect to the Subject Interests;

                  (j) from and after the date of this Agreement and until the Closing, consult with Buyer on a regular basis regarding the operations relating to the Subject Interests and the compliance by Sellers with the covenants set forth in this Agreement relating to such operations;

                  (k) Not abandon or permit the abandonment of any wells constituting a part of the Assets as of the Effective Date without the prior written consent of Buyer;

                  (l) Operate the Subject Interests in a Prudent manner;

                  (m) Maintain all equipment included in the Assets in accordance with customary industry operating practices and procedures; and

                  (n) Use reasonable efforts, but without any obligation to incur any cost or expense in connection therewith, to obtain for Buyer (i) access to files, records and data relating to the Assets in the possession of third parties; (ii) access to wells constituting a part of the Assets operated by third parties for purposes of inspecting same; and (iii) the waiver of confidentiality or other restrictions on the review by and/or transfer to Buyer of seismic, geophysical, engineering or other data pertaining to the Subject Interests.

                                    ARTICLE X

                               CLOSING CONDITIONS
                               ------------------

         10.1 SELLERS' CLOSING CONDITIONS. The obligations of Sellers under this Agreement are subject, at the option of Sellers, to the satisfaction at or prior to the Closing of the following conditions:

                  (a) All representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and satisfied all agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing;

                  (b) Sellers shall have received a certificate dated as of the Closing, executed by a duly authorized officer of Buyer, to the effect that to such officer's knowledge the statements made under Article V above are true at and as of the Closing;

                  (c) Buyer's obtaining of all necessary consents of all state or federal governmental authorities or agencies relating to the consummation of the transactions contemplated by this Agreement or receipt of a waiver thereof,

                  (d) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Sellers) shall be pending or threatened before any court or governmental agency seeking to restrain Sellers or prohibit the Closing or seeking damages against Sellers as a result of the consummation of this Agreement; and

                  (e) Sellers shall have received an opinion or opinions dated as of the Closing Date from Buyer's counsel with respect to certain of the matters represented in Sections 5.1(a), 5.1(b), 5.1(c) and 5.1(d), substantially in the form attached hereto as Part One of Exhibit "H". Such counsel may rely with respect to matters involving the laws of states other than the state in which such counsel is licensed, to the extent such counsel deems necessary, on the opinions of local counsel, and such opinion or opinions shall set forth the extent to which reliance is placed upon the opinions of local counsel.

         10.2 BUYER'S CLOSING CONDITIONS. The obligations of Buyer under this Agreement are subject, at the option of Buyer, to the satisfaction at or prior to the closing of the following conditions:

                  (a) All representations and warranties of Sellers contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Sellers shall have performed and satisfied all agreements required by this Agreement to be performed and satisfied by Sellers at or prior to the Closing;

                  (b) Buyer shall have received a certificate dated as of the Closing, executed by a duly authorized officer of each Seller, to the effect that to such officer's knowledge the statements made under Article IV above by their respective Seller are true at and as of the Closing and that all Limited Partnership Participants have consented to the sale of the Assets hereunder;

                  (c) All necessary consents and filings with all state and federal governmental authority or agency relating to the consummation of the transactions contemplated by this Agreement shall have been obtained, accomplished or waived with Sellers' cooperation and assistance, including but not limited to (i) establishment of a trust for benefit of the EPA on the waterflood properties, (ii) assumption of the operator's licenses for the producing properties, and (iii) assignment of the pipeline operating authority;

                  (d) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Buyer) shall be pending or threatened before any court or governmental agency seeking to restrain Buyer or Sellers or prohibit the Closing or seeking damages against Buyer as a result of the consummation of this Agreement or in any way affecting the Assets to be conveyed hereunder; and

                  (e) Buyer shall have received an opinion or opinions dated as of the Closing Date from Sellers' counsel with respect to certain of the matters represented in Sections 4.1(a), 4.1(b), 4.1(c) and 4.1(d), substantially in the form attached hereto as Part Two of Exhibit "H". Such counsel may rely with respect to matters involving the laws of states other than the state in which such counsel is licensed, to the extent such counsel deems necessary, on the opinions of local counsel, and such opinion or opinions shall set forth the extent to which reliance is placed upon the opinion or opinions shall set forth the extent to which reliance is placed upon the opinions of local counsel.

                                   ARTICLE XI

                                     CLOSING
                                     -------

         11.1 CLOSING. The closing of this transaction (the " Closing ") shall be held at I0:00 a.m., Eastern Time, at the offices Daugherty Petroleum, Inc., 120 Prosperous Place, Lexington, Kentucky, 40509 on March 1, 1999, or at such other date or place as the parties may agree in writing (herein called "Closing Date"). Except as provided in Section 16.3, regardless of when the Closing shall occur, Closing shall be effective with respect to each Asset as of the Effective Date.

     The transactions contemplated by this Purchase Agreement and all obligations hereunder may be terminated:

                  (a) By mutual consent of the Buyer and Sellers; or

                  (b) By either party if the transactions contemplated herein are not completed by

April 1, 1999, or

                  (c) By the Buyer if any of the conditions provided for in
Section 10.2 of Article X of this Purchase Agreement shall not have been met or waived in writing by the Buyer prior to the Closing; or

                  (d) By the Sellers, if any of the conditions provided for in
Section 10.1 of Article X of this Purchase Agreement shall not have been met or waived in writing by the Sellers prior to the Closing; or

         11.2 SELLER'S CLOSING OBLIGATIONS. At Closing, Sellers shall deliver to Buyer the following:

                  (a) The Assignments, Bills of Sale and Conveyances substantially in the form attached hereto as Exhibit "F" and such other documents as may be reasonably necessary to convey all Sellers' interest in the Assets to Buyer in accordance with the Provisions hereof;

                  (b) The certificate of Sellers referred to in Section 10.2(b) hereof;

                  (c) The legal opinions referred to in Section 10.2(e) hereof;

                  (d) Transfer or division orders, or letters-in-lieu thereof, to be effective at the

Effective Date in the form required by the purchasers of the Hydrocarbons from the Producing Properties, provided that if any purchasers prepare the same, the execution and delivery thereof may be deferred until they are prepared;

                  (e) All Title opinions, abstracts of title, lease records, data sheets, status and other reports pertaining to the Subject Interests heretofore received by Sellers or to which Sellers have access;

                  (f) All of the Basic Documents, and files pertaining thereto, and all other contracts, documents and files affecting title to the Subject Interests to which Sellers have access;

                  (g) Ownership maps and surveys relating to the Subject Interests to which

Sellers have access;

                  (h) All tabulations, lists and descriptions of all personal property, fixtures and equipment included in the Subject Interests;

                  (i) All salt water disposal agreements, agreements with pumpers, and other parties engaged in the operation of the Subject Interests;

                  (j) All books, records, production records, information, contracts and documents, and all engineering geological, geophysical data, reports, and maps relating to the Subject Interests, except insofar as Sellers are prevented from transferring same by contractual obligations to third parties; and

                  (k) An executed counterpart of the Voting Trust Agreement.

         11.3 BUYER'S CLOSING OBLIGATIONS. At Closing, Buyer shall deliver to Sellers the following:

                  (a) The Purchase Price (subject to such adjustments, if any, as are expressly provided for in this Agreement) evidenced by the certificates of Daugherty Preferred Stock for each Seller;

                  (b) The certificates of Buyer referred to in Section 10. 1 (b) hereof;

                  (c) The legal opinions referred to in Section 10.1(e) hereof;

                  (d) An executed counterpart of the Voting Trust Agreement;

                  (e) The warrant certificates for each Seller.

         11.4 SURVIVING OBLIGATIONS OF BUYER. In the event that the Closing does not occur due to Buyer's Board of Directors failing to grant the requisite approvals, at Sellers' option, Buyer will manage, operate and supervise the Sellers' oil and gas assets covered by this Agreement pursuant to a standard operating agreement between the Parties and for a reasonable fee. In such case, Buyer shall be held to the reasonable prudent operator standard of care.

                                  ARTICLE XII.

                                EFFECT OF CLOSING
                                -----------------

         12.1 REVENUES. All proceeds, accounts receivable, notes receivable, income, revenues, monies and other items included in or attributable to the Excluded Assets and all other Excluded Assets shall belong to and be paid over to Sellers and all other proceeds, accounts receivable, notes receivable, income, revenues, monies and other items included in or attributable to the Assets shall belong to and be paid over to Buyer.

         12.2 TAXES. Ad valorem and property taxes with respect to the Assets for the calendar year in which Closing occurs be prorated to the Effective Date with Sellers paying a fraction thereof based upon the number of days in the calendar year prior to the Effective Date and Buyer paying the balance thereof.

         12.3 EXPENSES. All accounts payable and other costs and expenses with respect to the Sellers' interest in the Assets which are attributable under GAAP to the period prior to the Effective Date shall be the obligation of and be paid by Sellers, and those which are attributable under GAAP to the period commencing with the Effective Date, as well as all Assumed Obligations, shall be the obligation of and be paid by Buyer.

         12.4 SHARED OBLIGATIONS. If monies are received by any Party hereto which, under the terms of this Article, belong to another party, the same shall immediately be paid over to the proper party. If an invoice or other evidence of an obligation is received which under the terms of the Article is partially the obligation of Sellers and pay the obligation of Buyer, then the parties shall consult each other and each shall promptly pay its portion of such obligation to the obligee, provided that if either party hereto shall fail promptly to pay its portion of such obligation to the obligee, the other party hereto shall have the right (but not the obligation) to pay such portion of such obligation, whereupon the defaulting party shall promptly reimburse such other party for the defaulting party's portion so paid.

         12.5 SELLERS OPERATED PROPERTIES. It is expressly understood and agreed that Sellers shall not be obligated to continue operating any of the Assets following the Closing and Buyer hereby assumes full responsibility for operating (or causing the operation of) all Assets following the Closing. Without implying any obligation on Sellers' part to continue operating any Assets after the Closing, if Sellers continue to operate any Assets following the Closing at the request of Buyer or any third party working interest owner, due to constraints of applicable operating agreements, failure of a successor operator to take over operations or other reasonable cause, such continued operation by Sellers shall be for the account of Buyer, at the sole risk, cost and expense of Buyer and Sellers as part of the Assumed Obligations is hereby released and indemnified by Buyer from all claims, losses, damages, costs, expenses, causes of action and judgments of any kind of character (including Sellers' negligence) with respect to such continued operations by Sellers, unless caused by Sellers' gross negligence or misconduct. In connection with any such continued operation of the Assets by Sellers, Sellers shall be reimbursed by Buyer for all costs and expenses incurred by Sellers with respect thereto, including a reasonable charge for overhead. In the event that Sellers continue operating any Assets after Closing pursuant to this Section 12.5, Buyer and Sellers shall enter into a mutually agreed upon nominee agreement which will contain the release, indemnification and reimbursement provisions set forth in this Section 12.5 and will further provide that, with respect to any Assets affected thereby, Sellers shall act as Buyer's nominee but shall be authorized to act only upon and in accordance with Buyer's specific written instructions and Sellers shall have no authority, responsibility or discretion to perform any tasks or functions with respect to such Assets other than those which are purely administrative or ministerial in nature, unless otherwise specifically requested and authorized by Buyer in writing.

         12.6 ROYALTY ACCOUNTS. Sellers shall fund and pay over to Buyer at Closing the Royalty Accounts existing with respect to Seller-operated Subject Interests or any other Subject Interests as to which Sellers are responsible for the disbursement of the sales proceeds of Hydrocarbon production to the person entitled thereto.

                                  ARTICLE XIII

                            SETTLEMENT OF PRORATIONS
                            ------------------------

         13.1 ACCOUNTING. Prior to closing, Sellers shall furnish Buyer with an estimated accounting showing in reasonable detail the prorating of any amounts described in and subject to Article VII of this Agreement. If pursuant to such estimated accounting either Sellers or Buyer shall owe any obligation to the other then the Purchase Price paid at Closing shall be further adjusted to reflect such charges and credits which are necessary to accomplish such adjustment. Promptly after the Closing Date (but not later than sixty (60) days thereafter), Sellers shall provide Buyer with a final accounting showing in reasonable detail the prorating of any amounts described in and subject to
Article XII hereof.

         13.2 SETTLEMENT OF DISPUTES. If within thirty (30) days after Sellers furnish such accounting to Buyer, Buyer and Sellers are unable to agree on such final accounting, then either Sellers or Buyer may submit such proration or allocation dispute to a mutually agreed upon independent accounting firm and the determination made as to such proration or allocation by such accounting firm shall be final and binding upon Sellers and Buyer. Final settlement shall be made within thirty (30) business days following agreement by the Buyer and Sellers for final determination by said accounting. All determinations and adjustments with respect to allocating items to the periods before or after the Effective Date shall be in accordance with GAAP. The fees charged by said accounting firm for making such delegations hereby shall be paid one-half (1/2) by Buyer and one-half (1/2) by Sellers.

                                   ARTICLE XIV

                     LIMITATIONS ON WARRANTIES AND REMEDIES
                     --------------------------------------

         14.1 LIMITATIONS. The express representations and warranties of Sellers contained in this Agreement are exclusive and are in lieu of all other representations and warranties, express, implied or statutory, including without limitation any representation or warranty with respect to the quality or volume of the reserves of oil, gas or other Hydrocarbons in or under the Subject Interests. The items of personal property, equipment, fixtures and appurtenances conveyed as part of the Assets are sold hereunder "AS IS, WHERE IS" and no warranties or representations of any kind or character, express or implied, including any warranty of quality, merchantability, fitness for a particular purposes or condition, are given by or on behalf of Seller. THE WARRANTIES OF SELLER CONTAINED THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF OTHER WARRANTIES, EXPRESS OR IMPLIED, AND BUYER HEREBY WAIVES ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATIONS, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONDITIONS.

         14.2 SURVIVAL. No representations, warranty, covenant or agreement made herein shall survive the Closing except as provided in this Section 14.2. It is expressly agreed that the terms and provisions of Articles I, III, VIII, XII, XIII, XIV, XV, XVI and XVII (other than Section 17.6 and Sections 4.1(g), 4.1(h), 6.3, and 7.1 shall survive the Closing. The terms and provisions of
Section 17.6 shall survive for a period of two (2) years subsequent to the last payment of the consideration under Section 3.1.

                                   ARTICLE XV

                         CASUALTY LOSS AND CONDEMNATION
                         ------------------------------

         15.1 NO TERMINATION. If after the Effective Date and prior to the Closing any part of the Assets shall be destroyed by fire or other casualty or if any part of the Assets shall be taken in condemnation or under the right of eminent domain or if proceedings for such purposes shall be pending or threatened, this Agreement shall remain in full force and effect notwithstanding any such destruction, taking or proceeding or the threat thereof.

         15.2 PROCEEDS AND AWARDS. With reference to any loss described in
Section 15.1 above, to the extent the insurance proceeds, condemnation awards or other payments are not committed, used or applied by Sellers prior to the Closing Date to repair, restore or replace such damaged or taken Assets, Sellers shall at the Closing pay to Buyer all sums paid to Sellers by reason of such destruction or taking less any costs and expenses incurred by Sellers in collecting same. In addition and to the extent such proceeds, awards or payments have not been committed, used or applied by Sellers in repair, restoration or replacement as aforesaid, Sellers shall assign, transfer and set over unto Buyer, without recourse against Sellers, all of the right, title and interest of Sellers in and to any claims against third parties with respect to the event or circumstance causing such loss and any unpaid insurance proceeds, condemnation awards or other payments arising out of such destruction or taking, less any costs and expenses incurred by Sellers in collecting same. Any such funds which have been committed by Sellers for repair, restoration or replacement as aforesaid shall be paid by Sellers for such purposes or, at Sellers' option, delivered to Buyer by Sellers for such purposes or, at Sellers' option, delivered to Buyer upon Sellers' receipt from Buyer of adequate assurance and indemnity from Buyer that Sellers shall incur no liability or expense as a result of such commitment.

                                   ARTICLE XVI

                              DEFAULT AND REMEDIES
                              --------------------

         16.1 SELLERS' REMEDIES. Upon the failure of Buyer to comply herewith by the Closing Date, as it may be extended in accordance herewith, Sellers, at their sole option, may (i) enforce specific performance or (ii) terminate this Agreement with all other remedies (except as expressly retained in Section 16.3) being expressly waived by Sellers.

         16.2 BUYER'S REMEDIES. Upon the failure of Sellers to comply herewith by the Closing Date, as it may be extended in accordance herewith, Buyer, at its sole option, may (i) enforce specific performance or (ii) terminate this Agreement, all other remedies (except as expressly retained in Section 16.3) being expressly waived by Buyer.

         16.3 UNWIND PROVISIONS - PRIOR TO CLOSING. In the event that the Parties proceed under this Agreement past the Effective Date but the Closing fails to occur on or before the Unwind Date, notwithstanding the provisions of Sections 16.1 and 16.2 above, the Parties shall unwind the transaction contemplated hereby as follows:

                  (a) The Sellers' rights to receive the preferred shares and warrants described in Article III hereof shall terminate.

                  (b) The Sellers shall retain ownership of all Assets as defined in Section 1.2.

                  (c) The Buyer's rights to receive title to the Assets as defined in Section 1.2 shall terminate.

                  (d) In the event that the Closing fails to occur on or before Unwind Date, notwithstanding any other provision of this Article XVI, the Buyer shall be entitled to retain any and all production and proceeds attributable to production generated from the operation of the Assets from the Effective Date through the Unwind Date.

                  (e) In the event that the Closing fails to occur on or before the Unwind Date, because of Buyer's failure, notwithstanding any other provision of this Article XVI, the Seller shall be entitled to receive and the Buyer shall be required to deliver shares of Daugherty Common Stock, bearing the restrictive legend found in Section 3.1(a)(6) herein, in an amount equal to 200 percent of the value of any and all production and proceeds attributable to production generated from operation of the Assets from the Effective Date through the Unwind Date less actual operating costs. Said Daugherty Common Stock shall be valued at the average of the closing ask price of the stock for the ten days immediately proceeding the Unwind Date.

         16.4 UNWIND PROVISIONS - SUBSEQUENT TO CLOSING. In the event that the Closing occurs on or before the Unwind Date, and a civil action is filed within one year of the Closing seeking to set aside or void the transaction or any part, a Party may elect to unwind the transaction as follows:

                  (a) If the civil action is filed by a shareholder of Daugherty other than a shareholder who is or has been a partner, officer or director of any of the Sellers, then at the option of the Sellers, the Buyers shall either return all Assets acquired from the Sellers and the value of any and all production and proceeds attributable to production generated from operation of the Assets from the Effective Date through the Unwind Date less actual operating costs and capital expenditures thereon, or pay all costs reasonable and necessary to defend the civil action. In the event that Sellers elect to require the Buyer to return the Assets, Sellers shall return all Daugherty Preferred Stock, Warrants and Common Stock obtained through conversion of the Preferred Stock. Notwithstanding the above, in the event that Sellers have exercised any of the Warrants, the Sellers shall not have the option of unwinding the transaction under this Section 16.4 and shall only have the option of requiring the Buyer to pay the costs of defending the civil action.

                  (b) If the civil action is filed by a partner, officer or director of any of the Sellers, then at the option of the Buyer, the Sellers shall either return all Daugherty Preferred Stock and Warrants paid in consideration of this Agreement, and any Daugherty Common Stock which has been obtained through conversion of the Preferred Stock or pay all costs reasonable and necessary to defend the civil action. In the event that the Buyer elects to have the Sellers pay for the costs of defending the civil action, the Buyer shall have a lien on the Daugherty Preferred Stock and Warrants to secure the payment of said costs. In the event that the Buyer elects to require the Sellers to return the Daugherty Preferred Stock, Warrants and Common Stock obtained through conversion of the Preferred Stock, Buyer shall return all Assets acquired pursuant to this Agreement and the value of any and all production and proceeds attributable to production generated from operation of the Assets from the Effective Date through the Unwind Date less actual operating costs and capital expenditures thereon to the Sellers. Notwithstanding the above, in the event that the Buyer has sold or otherwise disposed of any of the Assets other than by abandonment, the Buyer shall not have the option of unwinding the transaction under this Section 16.4 and shall only have the option of requiring the Sellers to pay the costs of defending the civil action.

         16.5 OTHER REMEDIES. Notwithstanding the foregoing, termination of this Agreement shall not prejudice or impair Buyer's obligations under Sections 6.3 (and the Confidentiality Agreement referenced therein), and such other portions of this Agreement as are necessary to the enforcement and construction of
Section 6.3. The prevailing party in any legal proceeding brought under or to enforce this Agreement shall be additionally entitled to recover court costs and reasonable attorney's fees from the non-prevailing party.

                                  ARTICLE XVII

                                  MISCELLANEOUS
                                  -------------

         17.1 PUBLIC ANNOUNCEMENTS. The parties hereto agree that prior to making any public announcement or statement with respect to the transaction contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other party hereto and exercise its best efforts to (i) agree upon the text of a joint public announcement or statement to be made by both of such parties or (ii) obtain approval of the other party hereto to the text of a public announcement or statement to be made solely by Sellers or Buyer, as the case may be. Nothing contained in this paragraph shall be construed to require either party to obtain approval of the other party hereto to disclose information with respect to the transaction contemplated by this Agreement to any state or federal governmental authority or agency to the extent required by applicable law or by an applicable rules, regulations or orders of any governmental authority or agency having jurisdiction or necessary to comply with disclosure requirements of the NASDAQ Exchange and applicable securities laws.

         17.2 DELIVERY OF RECORDS. To the extent not satisfied as of Closing, Sellers shall deliver to Buyer as soon after the Closing Date as is practicable and all of the items described in subsections (f) through (k) of Section 11.2 and all files, data, books and records included in the Assets in the condition and order in which they then exist.

         17.3 FILING AND RECORDING OF ASSIGNMENTS, ETC.. Buyer shall be solely responsible for all filings and recordings of assignments and other documents related to the Assets and for all fees connected therewith, and upon request Buyer shall advise Sellers of the pertinent recording data. Sellers shall not be responsible for any loss to Buyer because of Buyer's failure to file or record documents correctly or promptly. Buyer shall promptly file all appropriate forms, declarations or bonds with Federal, State and Indian agencies relative to its assumption of operations and Sellers shall cooperate with Buyer in connection with such filings.

         17.4 ASSUMPTION AND INDEMNITY. Sellers shall assume all risk of loss with respect to and any change in the condition of the Assets from the Effective Date until Closing. Buyer agrees to assume and pay, perform, discharge all Assumed Obligations accruing on and after the Effective Date, and agrees to indemnify, defend and hold Sellers harmless from and against any and all claims, losses, damages, costs, expenses, causes of action or judgments of any kind or character with respect to all liabilities and obligations or alleged or threatened liabilities and obligations attributable to or arising out of the Assumed Obligations, accruing on and after the Effective Date, including, without limitation, any interest, penalty, reasonable attorney's fees and other costs and expenses incurred in connection therewith or the defense thereof. For the purpose of this paragraph the Assumed Obligations shall include: the obligations of the operator, as defined in the applicable Kentucky, Tennessee and Louisiana regulations, of the Assets. To the extent not included in Assumed Obligations, Sellers agree to pay, perform, and discharge all costs, expenses and liabilities in the Assets and accruing prior to the Effective Date, and agrees to indemnify, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs, expenses, causes of action or judgments of any kind or character with respect to all liabilities and obligations or alleged or threatened liabilities and obligations attributable to or arising out of such obligations of Sellers, including, without limitation, any interest penalty, reasonable attorney's fees and other costs and expenses incurred in connections therewith or the defends thereof. For example, with respect to operations committed to by Sellers and commenced prior to the Effective Date, but not completed until after the Effective Date, the costs accruing with respect thereto prior to the Effective Date shall be the obligation of Sellers. A schedule of the AFE's for any such operations is attached hereto as Exhibit "E-1".

         17.5 FURTHER ASSURANCES AND RECORDS.

                  (a) After the Closing each of the parties will execute, acknowledge and deliver to the other such further instruments, and take such other action, as may be reasonably requested in order to more effectively assure to said party all of the respective properties, rights, titles, interests, estates, and privileges intended to be assigned, delivered or inuring to the benefit of such party in consummation of the transactions contemplated hereby.

                  (b) Buyer agrees to maintain the files and records of Sellers that are acquired pursuant to this Agreement until the second anniversary of the Closing Date (or for such longer period of time as Sellers shall advise Buyer is necessary in order to have records available with respect to open years for tax audit purposes), or, if any of such records pertain to any claim or dispute pending on the second anniversary of the Closing Date, Buyer shall maintain any of such records designated by Sellers until such claim or dispute is finally resolved and the time for all appeals has been exhausted. Buyer shall provide Sellers and their representatives reasonable access to and the right to copy such files and records for the purposes of (i) preparing and delivering any accounting provided for under this Agreement and adjusting, prorating and settling the charges and credits provided for in this Agreement, (ii) complying with any law, rule or regulation affecting Sellers' interest in the Assets prior to the Closing Date, (iii) preparing any audit of the books and records of any third party relating to Sellers' interest in the Assets prior to the Closing Date, or responding to any audit prepared for such third parties, (iv) preparing tax returns, (v) responding to or disputing any tax audit, or (vi) asserting, defending or otherwise dealing with any claim or dispute under this Agreement. In no event shall Buyer destroy any such files and records without giving Sellers sixty (60) days advance written notice thereof and the opportunity, at Sellers' expense, to obtain such files and records prior to their destruction.

                  (c) Buyer agrees that, as soon as practicable after the Closing, it will remove or cause to be removed the names and marks used by Sellers and all variations and derivatives thereof and logos relating thereto from the Assets and will not thereafter make any use whatsoever of such names, marks and logos.

                  (d) To the extent not obtained or satisfied as of Closing, Sellers agree to continue to use its best efforts, but without any obligation to incur any cost or expense in connection therewith, and to cooperate with Buyer's efforts to obtain for Buyer: (i) access to files, records and date relating to the Assets in the possession of third parties; (ii) access to wells constituting a part of the Assets operated by third parties for purposes for inspecting same; and (iii) the waiver of confidentiality or other restrictions on the review by and/or transfer to Buyer of seismic, geophysical, engineering or other data pertaining to the Subject interests.

         17.6 NOTICES. Except as otherwise expressly provided herein, all communications required or permitted under this Agreement shall be writing and any communication or delivery hereunder shall be deemed to have been duly given and received when actually delivered to the addresses set forth below of the party to be notified, addressed as follows:

         If to Sellers:                Environmental Energy, Inc.
                                       8001 Irvine Center Drive, Suite 1040
                                       Irvine, California 92618
                                       Attention: Larry Crowder

                                       Environmental Operating, Inc.
                                       8001 Irvine Center Drive, Suite 1040
                                       Irvine, California 92618
                                       Attention: Larry Crowder

         With a copy to:               David M. Grey, Esq.
                                       David M. Grey & Associates
                                       8001 Irvine Center Drive, Suite 1040
                                       Irvine, California 92618

         If to Buyer:                  Daugherty Resources, Inc.
                                       120 Prosperous Place, Suite 201
                                       Lexington, KY 40509

                                       Attention: Bill Daugherty

         With Copy to Attention of:    William G. Barr III
                                       C/O Daugherty Resources, Inc.

Any party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

         17.7 INCIDENTAL EXPENSES. Buyer shall bear and pay (i) all State or local government sales taxes incident to the transfer of the Assets to Buyer,
(ii) all documentary, transfer and other State and local government taxes incident to the transfer of the Assets to Buyer, and (iii) all filing, recording or registration fees for any assignment or conveyance delivered hereunder. Each party shall bear its own respective expenses incurred in connection with the Closing of this transaction, including its own consultants' fees, attorneys' fees, accountants' fees, and other similar costs and expenses.

         17.8 ENTIRE AGREEMENT. Except for the Confidentiality Agreement referenced in Section 6.3, this Agreement embodies the entire agreement between the parties (superseding all prior agreements, arrangements and understandings related to the subject matter hereof), and may be supplemented, altered, amended, modified or revoked by writing only, signed by all of the parties hereto. The headings herein are for convenience only and shall have no significance in the interpretation hereof.

         17.9 GOVERNING LAW. This Agreement shall be governed and construed and enforced in accordance with the laws of the Commonwealth of Kentucky.

         17.10 EXHIBITS. All Exhibits and Schedules hereto which are referred to therein are hereby made a part hereof and incorporated herein by reference.

         17.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each and every counterpart shall be deemed for all purposes one (1) agreement.

         17.12 WAIVER. Any of the terms, provisions, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party waiving compliance. Except as otherwise expressly provided in this Agreement, the failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in anyone or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, proton, covenant, representation or warranty.

         17.13 BINDING EFFECT; ASSIGNMENT. All the terms, provisions, covenants, representations, warranties and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors; but this Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party without the express written consent of the non-assigning or non-delegating parties. Notwithstanding anything contained herein to the contrary, the Buyer shall have the right to accept title to the Assets in either its name or in the name of any wholly owned subsidiary.

         17.14 MERGER. The terms and conditions of that certain Letter of Intent, dated November 3, 1997, between the Sellers and Buyer are hereby merged into this Agreement, such that no terms or conditions contained in said Letter of Intent that conflict with any express term or condition contained herein shall survive the execution of this Agreement.

         17.15 NO RECORDATION. Without limiting any party's right to file suit to enforce its rights under this Agreement, Buyer and Sellers expressly covenant and agree not to record or place of record this Agreement or any copy of memorandum hereof.

         17.16 ALL OR NONE. It is understood and agreed that this agreement is effective only upon the execution by all parties hereto, including all Sellers, ENVIRONMENTAL ENERGY PARTNERS I, LTD., ENVIRONMENTAL ENERGY PARTNERS II, LTD., ENVIRONMENTAL OPERATING PARTNERS, LTD., and ENVIRONMENTAL PROCESSING PARTNERS, LTD., ENVIRONMENTAL HOLDING COMPANY, LLC, ENVIRONMENTAL ENERGY, INC., and ENVIRONMENTAL OPERATING, INC.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                     SELLERS

                                     ENVIRONMENTAL ENERGY PARTNERS I, LTD.

                                              By: ENVIRONMENTAL ENERGY, INC.
                                              Its: Managing General Partner

                                                       By:
                                                           ---------------------

                                                       Its: President

                                     ENVIRONMENTAL ENERGY PARTNERS II, LTD.

                                              By: ENVIRONMENTAL ENERGY, INC.
                                              Its: Managing General Partner

                                                       By:
                                                           ---------------------

                                                       Its: President

                                     ENVIRONMENTAL OPERATING PARTNERS, LTD.

                                              By: ENVIRONMENTAL OPERATING, INC.
                                              Its: Managing General Partner

                                                       By:
                                                           ---------------------

                                                       Its: President

                                     ENVIRONMENTAL PROCESSING PARTNERS,

                                     LTD.

                                              By: ENVIRONMENTAL OPERATING, INC.
                                              Its: Managing General Partner

                                                       By:
                                                           ---------------------

                                                       Its: President

                                     ENVIRONMENTAL HOLDING COMPANY, LLC


                                              By: ENVIRONMENTAL ENERGY, INC.
                                              Its: Manager

                                                       By:
                                                           ---------------------
                                                       Its: President


                                              By:
                                                  ------------------------------
                                                  Larry Crowder
                                              Its: Manager

                                              By:
                                                  ------------------------------
                                                  John Powell
                                              Its: Manager

                                              By:
                                                  ------------------------------
                                                  Rick Hugg
                                              Its: Manager


                                     ENVIRONMENTAL ENERGY, INC.


                                     BY:
                                        -----------------------------------
                                     ITS:
                                         ----------------------------------


                                     ENVIRONMENTAL OPERATING, INC.


                                     BY:
                                        -----------------------------------

                                     ITS:
                                         ----------------------------------

                                      BUYER

                                      DAUGHERTY PETROLEUM, INC.


                                      BY:
                                          ----------------------------------
                                             William S. Daugherty
                                      ITS: President


                                      ACCOMODATION PARTY

                                      DAUGHERTY RESOURCES, INC.


                                      BY:
                                          ----------------------------------
                                             William S. Daugherty
                                      ITS: President

                                    EXHIBIT K


                             VOTING TRUST AGREEMENT

         THIS AGREEMENT made as of the ___ day of January, 1999, between Environmental Energy, Inc., Environmental Operating, Inc., Environmental Energy Partners I, Ltd., Environmental Energy Partners II, Ltd., Environmental Operating Partners, Ltd., Environmental Holding Company, LLC, and Environmental Processing Partners, Ltd., as owners and holders of shares of common capital stock of Daugherty Resources, Inc., (hereinafter collectively referred to as stockholders) and _____________________, ______________________, and
__________________________ (hereinafter referred to as Trustees)

                              W I T N E S S E T H:

         WHEREAS, Environmental Energy, Inc., Environmental Operating, Inc., Environmental Energy Partners I, Ltd., Environmental Energy Partners II, Ltd., Environmental Operating Partners, Ltd., Environmental Holding Company, LLC, and Environmental Processing Partners, Ltd., and Daugherty Resources, Inc. and its wholly owned subsidiary, Daugherty Petroleum, Inc. entered into an Agreement for Purchase and Sale, dated the 26th day of January, 1999, which provides for 1,024,924 shares of preferred stock and 170,821 Units of Acquisition Warrants, representing 1,366,568 underlying shares of common capital stock in Daugherty Resources, Inc. to be issued in exchange for various assets owned by Environmental Energy, Inc., Environmental Operating, Inc., Environmental Energy Partners I, Ltd., Environmental Energy Partners II, Ltd., Environmental Operating Partners, Ltd., Environmental Holding Company, LLC, and Environmental Processing

Partners, Ltd.; and

         WHEREAS, the Agreement for Purchase and Sale further provides for the conversion of the preferred stock to common capital stock and for the creation of a Voting Trust to hold the common capital stock, either by conversion of the preferred stock or exercise of the Acquisition Warrants, until such time as the stock is distributed to the various participants of Environmental Energy Partners I, Ltd., Environmental Energy Partners II, Ltd., Environmental Operating Partners, Ltd., Environmental Holding Company, LLC, and Environmental Processing Partners, Ltd.

         NOW, THEREFORE, in consideration of the above premises and the sum of ten dollars and other valuable consideration, and in further consideration of the mutual covenants, promises and agreements to be kept, observed and performed by each of the parties hereto, the holders of the common stock and Trustees do each covenant and agree, as follows:

         Upon the condition that either the preferred stock is converted or/and the Acquisition Warrants are exercised prior to the final distribution of stock to the various participants of Environmental Energy Partners I, Ltd., Environmental Energy Partners II, Ltd., Environmental Operating Partners, Ltd., Environmental Holding Company, LLC, and Environmental Processing Partners, Ltd., by their managing partners, then the parties hereto, Environmental Energy, Inc., Environmental Operating, Inc., Environmental Energy Partners I, Ltd., Environmental Energy Partners II, Ltd., Environmental Operating Partners, Ltd., Environmental Holding Company, LLC, and Environmental Processing Partners, Ltd., shall sell, assign, and transfer unto the said Trustees the number of shares of capital stock of Daugherty Resources, Inc., owned or held by them, as set forth on Exhibit "A" attached hereto, save and except one (1) share each, and covenants and agrees upon the request of the Trustees to deliver the said stock to the Trustees and to properly endorse, transfer and assign the certificates representing the said stock, in order that the said stock may be transferred on the books of the company to the names of the Trustees.

         The Trustees hereby accept the assignment and transfer of the said stock, and covenant and agree to hold the same upon the following conditions, uses and trusts:

         1. Upon the actual delivery by each party hereto of the aforesaid stock to the said trustees, the Trustees will cause the same to be transferred on the books of the corporation, to themselves, as trustees, and covenant and agree to execute and deliver to such party a Trustees' Certificate or Certificates in an amount equal to the amount of the stock so delivered or deposited, which Trustees' Certificates shall be of substantially the following form:

                              TRUSTEES' CERTIFICATE

                            DAUGHERTY RESOURCES INC.


         No. ______                                         Shares ______

                           This certifies that there has been deposited with the Trustees whose names are signed to this certificate, _____ shares of the common capital stock of Daugherty Resources, Inc., under and by virtue of an Agreement entered into between certain stockholders of the said corporation, and the undersigned Trustees, dated _____, and that upon the termination of the said Agreement, on _____, 19____, will be entitled to receive a certificate for ____ shares, subject to consolidation or stock split, of the common capital stock of Daugherty Resources, Inc., fully paid and nonassessable, and in the meantime to receive payments, equal to the dividends, if any, collected by the undersigned Trustees, or their successors, upon a like number of shares standing upon the books of the said company, in the name of the Trustees, or their successors.

                           Until the actual delivery of such stock certificates, the Trustees, or their successors, shall possess, and shall be entitled to exercise all rights of every name and nature, including the right to vote with respect to any and all such stock, it being expressly stipulated that no voting right passes by or under this certificate, or by or under any agreement, expressed or implied.

                           This certificate and the interest represented thereby is transferable only on the books of the undersigned trustees, upon presentation and surrender thereof, and the holder hereof accepts the same, subject to all the terms and conditions of the aforesaid Agreement between the Trustees and certain stockholders of the said corporation, and becomes a party to the said Agreement, and is entitled to the benefits thereof.

                           This certificate shall be surrendered to the Trustees by the holder hereof, at the termination of the Trust Agreement, upon the delivery to such holder of a like amount of stock in Daugherty Resources, Inc.

                           In witness whereof, the undersigned Trustees have executed this certificate this ____ day of ______, 19____.

         __________________________________, Trustee


         __________________________________, Trustee


         __________________________________, Trustee


         2. The Trustees' Certificates shall be transferable only on the books of the Trustees, by the holder in person, or by attorney, upon surrender of the properly assigned and endorsed Trustees' Certificate, subject however to compliance with any and all applicable state and federal securities laws, including, but not limited to the Securities Act of 1933 and Rule 144 under such Act (or any similar rule under such Act relating to the disposition of securities). Upon such compliance and such assignment and surrender, a new Trustees' Certificate shall be issued to the transferee by the Trustee, and the person accepting such assignment, or accepting such new certificate, shall be bound by the terms of this Agreement, as fully to all intents and purposes, as if he signed the same.

         3. The trust hereby created shall be valid and binding for a period of 10 years from and after January ___, 1999, or the date that the Trustees distribute the common stock to the to the various participants of Environmental Energy Partners I, Ltd., Environmental Energy Partners II, Ltd., Environmental Operating Partners, Ltd., Environmental Holding Company, LLC, and

Environmental Processing Partners, Ltd., pursuant to distribution instructions received from Environmental Energy, Inc., and Environmental Operating, Inc., as managing or general partners of the affiliated entities, whichever is shorter. At that time, the Trustees, or their successors, will deliver, upon surrender of the outstanding Trustees' Certificates, corresponding certificates or shares of the common capital stock in Daugherty Resources, Inc.

         4. Should any dividends be paid to the Trustees, or their successors, on the shares of stock standing in their names as such, they will, within a reasonable time after the receipt of such dividends, distribute the money so received to the holders of the Trustees' Certificates issued hereunder, in proportion to the number of shares named in the certificate or certificates of each holder. In making payment of dividends the Trustees, or their successors, shall be entitled to treat the persons in whose names such trustees' certificates stand upon the books of the Trustees, as the owners thereof for all purposes.

         5. In the event of the death, resignation, removal or incapacity, of any Trustee, his successor shall be named by an instrument in writing signed by the remaining Trustees, or by a majority of them, and such successor Trustee, or Trustees, shall have all the rights, privileges, duties and powers herein conferred upon the Trustees herein named.

         6. The Trustees, or their successors in trust, shall have the sole and exclusive voting power of the stock standing in their names as such, and shall always vote the same as a majority of the Trustees shall determine and direct. They shall have power to vote the stock at every annual and special meeting of the stockholders, during the life of the Trust Agreement, and shall have full and complete authority to vote upon any and all questions arising at any such meetings. All action to be taken by, and all questions arising between the Trustees, from time to time, shall be determined by the decision of a majority of those then acting as Trustees.

         7. Any Trustee may vote in person or by proxy, and a proxy in writing signed by a majority of the Trustees shall be sufficient authority to the person named therein to vote the stock held by all the Trustees hereunder at any meeting, general or special, of the stockholders of Daugherty Resources, Inc. Any proxy executed by the direction of a majority of the trustees, as herein provided, may be executed by such majority in the names of all the Trustees.

         8. Upon the succession to office of a successor to any Trustee, a majority of the Trustees in office at the time of such succession are hereby irrevocably invested with full power, should they deem it necessary or advisable to exercise it, to assign the shares of stock covered by this Agreement to the trustees then in office, including such successor, to the end that a new certificate for such stock may be issued in the names of the Trustees at that time duly appointed hereunder.

         9. From time to time the trustees may receive any additional stock certificates of Daugherty Resources, Inc., and in respect of all such stock certificates so received, will issue and deliver voting Trust Certificates in the form corresponding to those above specified, entitling the holder to the rights therein and herein provided.

         10. In case the Trustees shall receive any stock certificates of Daugherty Resources, Inc., issued by way of dividends upon stock certificates held by them under this Agreement, the said Trustees shall hold such stock certificates likewise subject to the terms of this

Agreement, and shall issue Trustees' Certificates representing such stock certificates to the respective holders of the then outstanding Trustees' Certificates, entitled to such dividend.

         11. In case there is a reduction of share of common capital stock, through consolidation, merger or other mechanism, the parties hereto agree to effect such reduction or merger by transferring or assigning new stock certificates received to the Trustees in exchange for new Trustees' Certificates. In such case, old Trustees' Certificates and stock certificates shall be canceled.

         12. The Trustees may permit a sufficient number of shares of the said stock to be withdrawn and released from this Agreement, from time to time to permit the qualification of one or more individuals to act as directors in Daugherty Resources, Inc., such withdrawal and release to be made upon the surrender to the Trustees of the Trustees' Certificates in respect of such amount of stock. Each such release of stock, however, shall be only to an amount sufficient to meet the requirements of the bylaws of the said corporation, and the laws of the State or Province within which the corporation is domiciled, relating to the qualifications of the directors, and shall be made only to such persons as may be selected by the trustees to become directors of the said corporation, and in such manner and upon such terms, as may be deemed expedient by the trustees. The Trustees shall make the necessary arrangements, to provide for the redeposit hereunder, of any such released stock, in exchange the Trustees' Certificates, when the holder shall have ceased to be a director of Daugherty Resources, Inc.

         13. Wherever in this Agreement, the Trustees are referred to, such terms shall be held to embrace the Trustees for the time being, in office as such, whether original or successor.

And the Trustees shall, at such time as they may deem proper, file a true copy of this Agreement with Daugherty Resources, Inc.

         14. The failure of any party hereinbefore named, to sign and execute this Agreement shall in no manner render the same void or voidable, as to those who sign and execute.

         15. The Trustees hereby accept the trust created and covenanted and agree to faithfully and diligently perform the covenants and agreements herein contained, and to hold the said stock, during the life of this Agreement in their names as trustees, except as is otherwise herein provided, and to deliver and transfer the same, to those holding Trustees' Certificates, upon the termination of this Trust Agreement.

         16. The covenants and agreements to be kept, observed and performed by each party of the first party hereto, shall be binding upon his respective heirs, executors, administrators, legatees, distributees and assigns.

         17. The parties hereto agree that Daugherty Resources, Inc. and Daugherty Petroleum, Inc., and their successors, shall be third party beneficiaries to his agreement and shall have the right to enforce the terms of this agreement through all means necessary to carry out the purpose and effect of the conditions and covenants of this agreement.

         18. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the respective parties hereto, have hereunto affixed their hands and seals, all as of the day and year first above written.

                                           STOCKHOLDERS:

                                  ENVIRONMENTAL ENERGY PARTNERS I, LTD.
                                  ENVIRONMENTAL ENERGY PARTNERS II, LTD.
                                  ENVIRONMENTAL OPERATING PARTNERS, LTD.
                                  ENVIRONMENTAL HOLDING COMPANY, LLC,
                                  ENVIRONMENTAL PROCESSING PARTNERS, LTD.

                                           ENVIRONMENTAL ENERGY, INC.
                                           Managing Member or General Partner

                                           BY:
                                              -------------------------------
                                           LARRY CROWDER, PRESIDENT

                                           ENVIRONMENTAL OPERATING, INC.
                                           Managing Member or General Partner

                                           BY:
                                              ------------------------------
                                           NAME:
                                                ---------------------------
                                           ITS:
                                                -----------------------------

         TRUSTEES:
                                  -----------------------------------

                                           NAME:
                                                ---------------------------


                                           -----------------------------------

                                           NAME:
                                                ---------------------------


                                           -----------------------------------

                                           NAME:
                                                ---------------------------

                                    EXHIBIT M
               [FORM OF SERIES A ACQUISITION WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED MAY NOT BE OFFERED OR SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE OR (IV) BY WILL OR OPERATION OF LAW.

                          EXERCISABLE AT ANY TIME AFTER
                                JANUARY ___, 1999
                               Warrant No. A-____

                               WARRANT CERTIFICATE

         This Warrant Certificate certifies that _________________________ is the registered holder of Warrants to purchase initially, at any time from after January _____, 1999 and until the expiration date of January ____, 2004, up to _________ of fully paid shares of common stock Shares (the "Shares") of Daugherty Resources, Inc. (the "Company"), at the exercise price, subject to adjustment in certain events, of ___________________ ($_____) per Share (the "Exercise

Price") upon surrender of this Warrant Certificate and payment of the Exercise Price at the principal executive office of the Company, but subject to the conditions set forth herein and in the Agreement for Purchase and Sale dated as of January _____, 1999, among the Company and Environmental Energy Partners I, Ltd., Environmental Energy Partners II, Ltd., Environmental Operating Partners, Ltd., Environmental Holding Company, LLC, Environmental Processing Partners, Ltd., Environmental Energy, Inc., and Environmental Operating, Inc. (the "Agreement"). This Warrant expires on January ____, 2004, at which time all rights hereunder to purchase the Shares of Daugherty Resources, Inc. shall cease. Payment of the Exercise Price shall be made by certified or official bank check or wire transfer in New York Clearing House funds payable to the order of the Company.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Agreement, which Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The underlying shares of common capital stock of Daugherty Resources, Inc. shall be subject to the terms and conditions of a Voting Trust Agreement between Environmental Energy Partners I, Ltd., Environmental Energy Partners II, Ltd., Environmental Operating Partners, Ltd., Environmental Holding Company, LLC, Environmental Processing Partners, Ltd., as owners and holders of the common capital stock of Daugherty Resources, Inc. and __________________, ________________________, and ________________________, as Trustees.

         The Agreement provides that each Series of Acquisition Warrants is redeemable by Daugherty Resources, Inc., as an entire series, at a price of $.05 per Acquisition Warrant, at the option of Daugherty Resources, Inc., if the following conditions are met: (a.) The last sales price of the Common Stock equals or exceeds 200% of the exercise price of the Series of Acquisition Warrants being redeemed for 20 consecutive trading days; and (b.) Notice of redemption is given to the Warrantholder no sooner than one day after, and no later than ten days after the 20th consecutive trading day as defined above. Further, (1) The notice of redemption must give a minimum of 90 days notice to the Warrantholder, and (2) The Warrantholder shall have the right to exercise the Warrant until the close of business of the date fixed for redemption in the notice specified above.

         The warrants represented by this certificate and the other securities issuable upon exercise thereof have not been registered may not be offered or sold, transferred or assigned except pursuant to (i) an effective registration statement under the Securities Act of 1933, (ii) to the extent applicable, Rule 144 under such act (or any similar rule under such act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel for the issuer, that an exemption from registration under such act is available or (iv) by will or operation of law.

         Upon due presentment for registration or transfer of this Warrant Certificate at the principal executive office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the

Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone or any attempt by the registered owner to assign or transfer except in compliance with the conditions contained above), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Agreement shall have the meanings assigned to them in the Agreement.

         This Warrant Certificate does not entitle any Warrant holder to any of the rights of a shareholder of the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of January ___, 1999.

                                                DAUGHERTY RESOURCES, INC.



                                                By:                     [SEAL]
                                                   -----------------------------

                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                          FORM OF ELECTION TO PURCHASE


The undersigned hereby irrevocably elects to exercise the right, represented by Warrant Certificate No. _, to purchase Shares (as defined in the Agreement described below) and herewith tenders in payment for such securities a certified or official bank check or wire transfer payable in New York Clearing House Funds or through the use of Appreciation Currency (as defined in the Agreement), or a combination thereof to the order of Daugherty Resources, Inc., (the "Company") in the amount of $______, all in accordance with the terms of Agreement for Purchase and Sale, dated as of January ___, 1999, between the Company and Environmental Energy Partners I, Ltd., Environmental Energy Partners II, Ltd., Environmental Operating Partners, Ltd., Environmental Holding Company, LLC, Environmental Processing Partners, Ltd., Environmental Energy, Inc., and Environmental Operating, Inc. (the "Agreement"). The undersigned warrantholder requests that a certificate for such securities be registered in his/her name with the following address: _____________________________________ and that such certificate be delivered to _________________________whose address is ___________________________, and if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate for the balance of the Shares purchasable under the within Warrant Certificate be registered in the name of the undersigned warrantholder as below indicated and delivered to the address stated below.


Dated                        :
       ----------------------

                                    Signature:
                                              ----------------------------------

                                              (Signature must conform in all
                                              respects to name of holder as
                                              specified on the face of the
                                              Warrant Certificate.)

                                    Address:
                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------

                                             (Insert Social Security or Other
                                             Identifying Number of Holder)

Signature Guaranteed:


(Signature must be guaranteed by a bank, savings and loan association, stockbroker, or credit union with membership in an approved Signature Guaranty Medallion Program pursuant to Securities Exchange Act Rule 17Ad-15.)